Sabre reports second quarter 2024 results that exceed prior guidance; raises full-year 2024 financial outlook

Business highlights:
•Reported financial performance that exceed prior revenue and Adjusted EBITDA Q2 guidance; raising full year 2024 revenue and Adjusted EBITDA outlook
•Generated $61 million of operating income, a year-over-year improvement of $103 million, and a 14 point year-over-year improvement in operating margin
•Reported cash from operations of $28 million in Q2, the first Q2 with positive operating cash flow in five years
•Achieved free cash flow objective for Q2
•Secured multiple distribution wins, including InterparkTriple, Korea's largest online travel agency, as well as two large North American agencies
•Expanded and renewed partnerships with large customers including Wyndham, Etihad, and Spotnana
•First Hyatt bookings live on the SynXis platform; implementation on schedule for completion in 2025
•Announced SabreMosaicTM, a next-generation, AI-infused, retailing platform
•Ended quarter with cash balance of $634 million

Second quarter 2024 financial results:
•Second quarter revenue totaled $767 million, up 4% from Q2'23
•Net loss attributable to common stockholders of $70 million and diluted net loss per share attributable to common stockholders of $0.18
•Adjusted EBITDA(1) of $129 million

SOUTHLAKE, Texas – August 1, 2024 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended June 30, 2024.

"Sabre reported second quarter results that exceeded expectations, driven by solid revenue growth across both business segments, continued margin expansion, and our ongoing focus on cost management. We achieved key commercial wins in the quarter, successfully delivered critical technology implementations and hit key milestones to advance our six growth strategies,” said Kurt Ekert, President and CEO of Sabre.

"This includes the announcement of SabreMosaic™, our exciting new offer and order-based airline retailing platform, as well as the development of other AI-enhanced products like our multi-source platform and NDC IT solutions. Sabre is making impressive strides toward delivering a differentiated, highly competitive and AI-powered product offering – one that we believe will set us apart and help our customers win. I want to thank our team members around the world for their commitment to meeting and exceeding our customers’ expectations."

Q2 2024 Financial Summary

Consolidated second quarter revenue totaled $767 million, compared to $738 million in the second quarter of 2023. Revenue growth was driven by positive performance in both Travel Solutions and Hospitality Solutions, including favorable rate impacts from travel supplier mix and an increase in global hotel and other travel bookings.

Operating income totaled $61 million versus an operating loss of $42 million in the second quarter of 2023. The improvement in operating results was driven by the items impacting revenue described above, lower labor and professional services costs and a decrease in restructuring charges driven by the cost reduction plan we began implementing in 2023, a decrease in technology expenses due to cost savings related to our mainframe offload and data migration activities, and lower depreciation and amortization. These positive impacts were partially offset by increased Travel Solutions incentive expenses.

Net loss attributable to common stockholders totaled $70 million, versus net loss of $129 million in the second quarter of 2023. Diluted net loss per share attributable to common stockholders totaled $0.18, versus diluted net loss per share attributable to common stockholders of $0.39 in the second quarter of 2023. The decrease in the net loss attributable to common stockholders in the second quarter of 2024 was driven primarily by the items impacting operating income described above, partially offset by higher interest expense, other non-operating gains of $12 million recognized in the prior year, and a gain on the extinguishment of debt of $13 million as a result of refinancing activity that occurred in the second quarter of 2023.

Adjusted EBITDA was $129 million, versus Adjusted EBITDA of $73 million in the second quarter of 2023. The improvement in Adjusted EBITDA was driven by revenue growth due to favorable rate impacts from travel supplier mix and an increase in global hotel and other travel bookings, a decrease in labor and professional services expenses driven by the cost reduction plan we began implementing in 2023, and lower technology expenses due to cost savings related to our mainframe offloads and data migrations. These impacts were partially offset by increased Travel Solutions incentive expenses.

Adjusted Operating Income was $107 million, versus Adjusted Operating Income of $46 million in the second quarter of 2023. The improvement in operating results was driven by the items impacting Adjusted EBITDA described above and by lower depreciation and amortization.

Sabre reported Adjusted EPS(1) of ($0.05), versus ($0.17) in the second quarter of 2023.

With regards to Sabre's second quarter 2024 cash flows (versus prior year):
•Cash provided by operating activities totaled $28 million (vs. $27 million used in)
•Cash used in investing activities totaled $20 million (vs. $43 million)
•Cash used in financing activities totaled $24 million (vs. $42 million)
•Capitalized expenditures totaled $20 million (vs. $30 million)

Free Cash Flow(1) was $8 million, versus Free Cash Flow of negative $57 million in the second quarter of 2023.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change (B/W)	2024	2023	% Change (B/W)
Total Company:
Revenue	$767,241	$737,529	4	$1,550,127	$1,480,224	5
Operating Income (Loss)	$60,855	$(42,183)	244	$158,940	$(42,396)	475
Operating Margin	7.9%	(5.7)%		10.3%	(2.9)%
Net loss attributable to common stockholders	$(69,760)	$(129,278)	46	$(141,243)	$(233,558)	40
Diluted net loss per share attributable to common stockholders (EPS)	$(0.18)	$(0.39)	54	$(0.37)	$(0.71)	48
Net Loss Margin	(9.1)%	(17.5)%		(9.1)%	(15.8)%
Adjusted EBITDA(1)	$128,694	$73,049	76	$271,000	$131,111	107
Adjusted EBITDA Margin(1)	16.8%	9.9%		17.5%	8.9%
Adjusted Operating Income(1)	$106,989	$46,095	132	$224,758	$73,771	205
Adjusted Net Loss(1)	$(18,481)	$(56,939)	68	$(24,220)	$(115,241)	79
Adjusted EPS(1)	$(0.05)	$(0.17)	71	$(0.06)	$(0.35)	83
Cash provided by (used in) operating activities	$28,131	$(26,779)	205	$(39,959)	$(99,188)	60
Cash used in investing activities	$(20,418)	$(43,435)	53	$(48,094)	$(61,545)	22
Cash (used in) provided by financing activities	$(23,784)	$(41,579)	43	$54,124	$70,360	(23)
Capitalized expenditures	$(20,118)	$(30,080)	33	$(47,794)	$(48,190)	1
Free Cash Flow(1)	$8,013	$(56,859)	114	$(87,753)	$(147,378)	40
Net Debt (total debt, less cash and cash equivalents)	$4,520,726	$4,223,916

Travel Solutions:
Revenue	$695,050	$670,761	4	$1,408,683	$1,348,202	4
Operating Income	$163,175	$115,909	41	$331,997	$205,588	61
Adjusted EBITDA(1)	$180,316	$136,641	32	$368,625	$251,349	47
Adjusted Operating Income(1)	$163,644	$116,368	41	$333,426	$206,470	61
Distribution Revenue	$550,594	$530,405	4	$1,122,852	$1,056,291	6
Total Bookings	90,980	90,429	1	189,439	187,072	1
Air Bookings	76,225	76,944	(1)	161,395	161,292	—
Lodging, Ground and Sea Bookings	14,755	13,485	9	28,044	25,780	9
IT Solutions Revenue	$144,456	$140,356	3	$285,831	$291,911	(2)
Passengers Boarded	168,906	172,337	(2)	336,832	337,981	—

Hospitality Solutions:
Revenue	$83,238	$76,671	9	$162,057	$150,483	8
Operating Income (Loss)	$5,345	$(2,037)	362	$7,818	$(10,531)	174
Adjusted EBITDA(1)	$10,169	$4,307	136	$18,442	$1,497	1,132
Adjusted Operating Income (Loss)(1)	$5,345	$(2,037)	362	$7,818	$(10,531)	174
Central Reservation System Transactions	33,156	31,916	4	62,207	59,662	4

(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below.

Travel Solutions

Second quarter 2024 results (versus second quarter 2023):
•Travel Solutions revenue increased 4% to $695 million driven by favorable rate impacts from travel supplier mix and an increase in global hotel and other travel bookings.
•Distribution revenue increased by $20 million, or 4%, to $551 million driven by an increase in average booking fee due to a favorable shift in bookings mix and an increase in bookings.
◦Global bookings, net of cancellations, totaled 91 million, an increase of 1% from second quarter 2023 levels.
◦Average booking fee totaled $6.05, a 3% improvement versus $5.87 in the second quarter of 2023.
•IT Solutions revenue increased by $4 million, or 3%, to $144 million driven by an increase in other revenue and 5% growth in passengers boarded from existing partners, partially offset by a 7% decline in passengers boarded due to previously announced de-migrations.
•Operating income totaled $163 million, versus operating income of $116 million in the second quarter of 2023. The improvement in operating results was driven by increased revenue, lower labor and professional services expenses, lower technology expenses, and lower depreciation, partially offset by increased incentive expenses.

Hospitality Solutions

Second quarter 2024 results (versus second quarter 2023):
•Hospitality Solutions revenue increased by $7 million, or 9%, to $83 million. The higher revenue was due to an increase in central reservation system transactions driven by new customer deployments, and a favorable mix within our customer base.
•Central reservation system transactions increased 4% to 33 million.
•Operating income totaled $5 million, versus an operating loss of $2 million in the second quarter of 2023. The improvement in operating results was primarily driven by increased revenue, partially offset by increased costs associated with increased transaction volumes.
•Adjusted EBITDA in the second quarter was $10 million, the highest second quarter Adjusted EBITDA in six years, and represents a $6 million year-over-year improvement.

Business and Financial Outlook

With respect to the third and fourth quarter, and full-year 2024 financial outlook below; see "Note on Non-GAAP Financial Measures" for additional information:

•Third quarter 2024 Adjusted EBITDA guidance consists of third quarter expected net loss attributable to common stockholders of approximately $51 million; less the expected impact of acquisition-related amortization of approximately $10 million; expected stock-based compensation expense of approximately $15 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $21 million; expected net interest expense of approximately $132 million; and expected provision for income taxes of approximately $7 million.

•Fourth quarter 2024 Adjusted EBITDA guidance consists of fourth quarter expected net loss attributable to common stockholders of approximately $68 million; less the expected impact of acquisition-related amortization of approximately $10 million; expected stock-based compensation expense of approximately $15 million; expected other costs including litigation, acquisition-related costs, and other foreign non-income tax matters and foreign exchange gains and losses of $3 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $21 million; expected net interest expense of approximately $131 million; and expected provision for income taxes of approximately $8 million.

•Full-year Adjusted EBITDA guidance consists of full-year expected net loss attributable to common stockholders of approximately $260 million; less the expected impact of acquisition-related amortization of approximately $38 million; expected stock-based compensation expense of approximately $56 million; expected other costs including litigation, acquisition-related costs, and other foreign non-income tax matters and foreign exchange gains and losses of $14 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $88 million; expected interest expense, inclusive of amortization of issuance costs and debt discounts net of approximately $517 million; loss on extinguishment of debt of $38 million; expected restructuring and other expenses of $10 and expected provision for income taxes of approximately $22 million.

Third and Fourth Quarters, and Full Year 2024 Financial Outlook

Sabre's third and fourth quarters and full year 2024 outlook is set forth below:

	Q3 2024	Q4 2024	FY 2024
Revenue	~$775M	~$725M	~$3,050M Prior: ~$3,040M
Adjusted EBITDA	~$135M	~$120M	~$525M Prior: ~$520M
Free Cash Flow	Positive	Positive	Positive

Conference Call

Sabre will conduct its second quarter 2024 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is a software and technology company that takes on the biggest opportunities and solves the most complex challenges in travel. The Company connects travel suppliers and buyers around the globe and across the ecosystem through innovative products and next-generation technology solutions. Sabre harnesses speed, scale and insights to build tomorrow’s technology today – empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit  www.sabre.com.

Website Information

Sabre routinely posts important information for investors on the Investor Relations section of its website, investors.sabre.com, on its LinkedIn account, and on its X account, @Sabre_Corp. The Company intends to use the Investor Relations section of its website, its LinkedIn account, and its X account as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Sabre's website, its LinkedIn account and its X account, in addition to following its press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Sabre's website, its LinkedIn account or its X account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that Sabre obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to Sabre's ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. The company has not independently verified this third-party information nor has it ascertained the underlying economic assumptions relied upon in those sources, and cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Operating Income, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Loss from continuing operations per share ("Adjusted EPS"), Free Cash Flow and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA and Free Cash Flow. We do not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as we are unable to predict the components of the non-GAAP adjustments contained in the guidance with reasonable certainty and without unreasonable effort; however, see "Business and Financial Outlook" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "guidance," "outlook," "target," "expect," "anticipate," "on track," "continue," "believe," "momentum," "position," "continue," "trend," "plan," "recurring," "trajectory," "pipeline," "opportunity," "potential," "progress," "benefit," "goal," "confident," "indicate," "optimistic," “will,” "forecast," "strategy," "estimate," "project," “may,” “should,” “would,” “intend," or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, the timing, implementation and effects of our growth strategies and technology transformation, the completion and effects of travel platforms, the ability to achieve our cost savings and efficiency goals and the effects of these goals, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security incidents, our ability to recruit, train and retain employees, competition in the travel distribution industry and solutions industry, failure to adapt to technological advancements, implementation of software solutions, implementation and effects of new, amended or renewed agreements and strategic partnerships, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, the effects of cost savings initiatives, the effects of new legislation or regulations or the failure to comply with regulations or other legal requirements, use of third-party distributor partners, the financial and business results and effects of acquisitions and divestitures of businesses or business operations, reliance on the value of our brands, reliance on third parties to provide information technology services and the effects of these services, the effects of any litigation, regulatory reviews and investigations, adverse global and regional economic and political conditions, risks related to global conflicts, risks arising from global operations, risks related to our significant amount of indebtedness, including increases in interest rates and our ability to refinance our debt, and tax-related matters.

More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on August 1, 2024, in our Annual Report on Form 10-K filed with the SEC on February 15, 2024 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

___________________

(1)     Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are non-GAAP measures. See the appendix to this release for a discussion of non-GAAP financial measures, including reconciliations to the most closely correlated GAAP measure.

Contacts:

Media	Investors
Kristin Hays	Brian Roberts
kristin.hays@sabre.com	brian.roberts@sabre.com
sabrenews@sabre.com	sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$767,241	$737,529	$1,550,127	$1,480,224
Cost of revenue, excluding technology costs	321,481	316,370	642,575	623,412
Technology costs	219,268	284,279	441,559	555,717
Selling, general and administrative	165,637	179,063	307,053	343,491
Operating income (loss)	60,855	(42,183)	158,940	(42,396)
Other expense:
Interest expense, net	(129,294)	(106,134)	(254,041)	(205,918)
Gain (loss) on extinguishment of debt	—	12,543	(37,994)	12,543
Equity method income	469	459	1,429	882
Other, net	3,251	17,225	(1,226)	19,632
Total other expense, net	(125,574)	(75,907)	(291,832)	(172,861)
Loss from continuing operations before income taxes	(64,719)	(118,090)	(132,892)	(215,257)
Provision for income taxes	4,766	5,909	7,698	8,108
Loss from continuing operations	(69,485)	(123,999)	(140,590)	(223,365)
Income (loss) from discontinued operations, net of tax	—	2	—	(401)
Net loss	(69,485)	(123,997)	(140,590)	(223,766)
Net income (loss) attributable to noncontrolling interests	275	(66)	653	(901)
Net loss attributable to Sabre Corporation	(69,760)	(123,931)	(141,243)	(222,865)
Preferred stock dividends	—	5,347	—	10,693
Net loss attributable to common stockholders	$(69,760)	$(129,278)	$(141,243)	$(233,558)

Basic net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.18)	$(0.39)	$(0.37)	$(0.71)
Net loss per common share	$(0.18)	$(0.39)	$(0.37)	$(0.71)
Diluted net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.18)	$(0.39)	$(0.37)	$(0.71)
Net loss per common share	$(0.18)	$(0.39)	$(0.37)	$(0.71)
Weighted-average common shares outstanding:
Basic	383,506	332,147	381,640	330,547
Diluted	383,506	332,147	381,640	330,547

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$612,614	$648,207
Restricted cash	21,038	21,037
Accounts receivable, net of allowance for credit losses of $32,919 and $34,343	376,476	343,436
Prepaid expenses and other current assets	156,294	145,911
Total current assets	1,166,422	1,158,591
Property and equipment, net of accumulated depreciation of $1,865,872 and $1,851,191	248,485	233,677
Equity method investments	21,830	22,343
Goodwill	2,553,645	2,554,039
Acquired customer relationships, net of accumulated amortization of $838,627 and $827,529	203,053	214,190
Other intangible assets, net of accumulated amortization of $795,549 and $787,511	153,652	161,913
Deferred income taxes	11,874	10,201
Other assets, net	307,414	317,240
Total assets	$4,666,375	$4,672,194

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$237,178	$231,767
Accrued compensation and related benefits	90,679	135,620
Accrued subscriber incentives	256,309	237,421
Deferred revenues	81,628	108,256
Other accrued liabilities	202,519	197,609
Current portion of debt	217,562	4,040
Total current liabilities	1,085,875	914,713
Deferred income taxes	27,617	30,745
Other noncurrent liabilities	240,389	258,719
Long-term debt	4,789,406	4,829,461
Redeemable noncontrolling interests	13,683	14,375
Stockholders’ deficit
Common Stock: $0.01 par value; 1,000,000 authorized shares; 414,405 and 405,915 shares issued, 385,663 and 379,569 shares outstanding at June 30, 2024 and December 31, 2023, respectively	4,144	4,059
Additional paid-in capital	3,276,032	3,249,901
Treasury Stock, at cost, 28,742 and 26,346 shares at June 30, 2024 and December 31, 2023, respectively	(526,524)	(520,124)
Accumulated deficit	(4,189,636)	(4,048,393)
Accumulated other comprehensive loss	(68,885)	(73,922)
Noncontrolling interest	14,274	12,660
Total stockholders’ deficit	(1,490,595)	(1,375,819)
Total liabilities and stockholders’ deficit	$4,666,375	$4,672,194

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Operating Activities
Net loss	$(140,590)	$(223,766)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	65,484	77,207
Paid-in-kind interest	60,954	—
Loss (gain) on extinguishment of debt	37,994	(12,543)
Stock-based compensation expense	26,135	25,743
Amortization of upfront incentive consideration	17,073	18,010
Amortization of debt discount and issuance costs	13,594	11,464
Deferred income taxes	(6,214)	(18,734)
Provision for expected credit losses	4,769	8,292
Dividends received from equity method investments	1,460	1,514
Gain on investment fair value adjustment	(1,200)	(3,840)
Other	622	(3,576)
Loss from discontinued operations	—	401
Changes in operating assets and liabilities:
Accounts and other receivables	(33,906)	(101,815)
Prepaid expenses and other current assets	(13,471)	24,856
Capitalized implementation costs	(9,808)	(4,368)
Upfront incentive consideration	(4,417)	(13,273)
Other assets	(10,336)	6,243
Accrued compensation and related benefits	(47,144)	4,355
Accounts payable and other accrued liabilities	22,179	72,479
Deferred revenue including upfront solution fees	(23,137)	32,163
Cash used in operating activities	(39,959)	(99,188)
Investing Activities
Additions to property and equipment	(47,794)	(48,190)
Other investing activities	(300)	—
Acquisitions, net of cash acquired	—	(13,355)
Cash used in investing activities	(48,094)	(61,545)
Financing Activities
Proceeds on borrowings from lenders	200,090	677,486
Payments on borrowings from lenders	(193,706)	(718,722)
Proceeds from borrowings under Securitization Facility	146,300	178,600
Debt prepayment fees and issuance costs	(49,956)	(23,007)
Payments on borrowings under Securitization Facility	(42,200)	(48,600)
Net payment on the settlement of equity-based awards	(6,404)	(5,555)
Proceeds from sale of redeemable shares in subsidiary	—	16,000
Dividends paid on preferred stock	—	(10,693)
Other financing activities	—	4,851
Cash provided by financing activities	54,124	70,360
Cash Flows from Discontinued Operations
Cash provided by operating activities	—	80
Cash provided by discontinued operations	—	80
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,663)	1,554
Decrease in cash, cash equivalents and restricted cash	(35,592)	(88,739)
Cash, cash equivalents and restricted cash at beginning of period	669,244	815,923
Cash, cash equivalents and restricted cash at end of period	$633,652	$727,184
Non-cash additions to property and equipment	$1,066	$506

Definitions of Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Operating Income, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Operating Income as operating income (loss) adjusted for equity method income, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation costs, net, indirect tax matters and stock-based compensation.

We define Adjusted Net Loss as net loss attributable to common stockholders adjusted for (income) loss from discontinued operations, net of tax, net income (loss) attributable to noncontrolling interests, preferred stock dividends, acquisition-related amortization, restructuring and other costs, (gain) loss on extinguishment of debt, other, net, acquisition-related costs, litigation costs, net, indirect tax matters, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as loss from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, restructuring and other costs, interest expense, net, other, net, (gain) loss on extinguishment of debt, acquisition-related costs, litigation costs, net, indirect tax matters, stock-based compensation and the remaining provision for income taxes.

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted EPS as Adjusted Net Loss divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash used in operating activities less cash used in additions to property and equipment.

We define Adjusted Net Loss from continuing operations per share as Adjusted Net Loss divided by diluted weighted-average common shares outstanding.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures, fund our investments in technology transformation, and meet working capital requirements. We also believe that Adjusted Operating Income, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Operating Income, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•Adjusted EBITDA does not reflect amortization of capitalized implementation costs associated with our revenue contracts, which may require future working capital or cash needs in the future;

•Adjusted Operating Income, Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•other companies, including companies in our industry, may calculate Adjusted Operating Income, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)
Reconciliation of Net loss attributable to common stockholders to Adjusted Net Loss from continuing operations, Operating Income (Loss) to Adjusted Operating Income, and loss from continuing operations to Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss attributable to common stockholders	$(69,760)	$(129,278)	$(141,243)	$(233,558)
(Income) loss from discontinued operations, net of tax	—	(2)	—	401
Net income (loss) attributable to non-controlling interests(1)	275	(66)	653	(901)
Preferred stock dividends	—	5,347	—	10,693
Loss from continuing operations	(69,485)	(123,999)	(140,590)	(223,365)
Adjustments:
Acquisition-related amortization(2a)	9,620	9,934	19,242	19,867
Restructuring and other costs(4)	15,492	59,372	10,439	59,053
(Gain) loss on extinguishment of debt, net	—	(12,543)	37,994	(12,543)
Other, net(3)	(3,251)	(17,225)	1,226	(19,632)
Acquisition-related costs(5)	613	541	863	1,388
Litigation costs, net(6)	1,579	9,234	1,579	9,234
Indirect tax matters(7)	6,131	—	6,131	—
Stock-based compensation	12,230	8,738	26,135	25,743
Tax impact of adjustments(8)	8,590	9,009	12,761	25,014
Adjusted Net Loss from continuing operations	$(18,481)	$(56,939)	$(24,220)	$(115,241)
Adjusted Net Loss from continuing operations per share	$(0.05)	$(0.17)	$(0.06)	$(0.35)
Diluted weighted-average common shares outstanding	383,506	332,147	381,640	330,547

Operating income (loss)	$60,855	$(42,183)	$158,940	$(42,396)
Add back:
Equity method income	469	459	1,429	882
Acquisition-related amortization(2a)	9,620	9,934	19,242	19,867
Restructuring and other costs(4)	15,492	59,372	10,439	59,053
Acquisition-related costs(5)	613	541	863	1,388
Litigation costs, net(6)	1,579	9,234	1,579	9,234
Indirect tax matters(7)	6,131	—	6,131	—
Stock-based compensation	12,230	8,738	26,135	25,743
Adjusted Operating Income	$106,989	$46,095	$224,758	$73,771

Loss from continuing operations	$(69,485)	$(123,999)	$(140,590)	$(223,365)
Adjustments:
Depreciation and amortization of property and equipment(2b)	17,127	22,347	36,840	43,376
Amortization of capitalized implementation costs(2c)	4,578	4,607	9,402	13,964
Acquisition-related amortization(2a)	9,620	9,934	19,242	19,867
Restructuring and other costs(4)	15,492	59,372	10,439	59,053
Interest expense, net	129,294	106,134	254,041	205,918
Other, net(3)	(3,251)	(17,225)	1,226	(19,632)
(Gain) loss on extinguishment of debt	—	(12,543)	37,994	(12,543)
Acquisition-related costs(5)	613	541	863	1,388
Litigation costs, net(6)	1,579	9,234	1,579	9,234
Indirect tax matters(7)	6,131	—	6,131	—
Stock-based compensation	12,230	8,738	26,135	25,743
Provision for income taxes	4,766	5,909	7,698	8,108
Adjusted EBITDA	$128,694	$73,049	$271,000	$131,111

Net loss margin	(9.1)%	(17.5)%	(9.1)%	(15.8)%
Adjusted EBITDA margin	16.8%	9.9%	17.5%	8.9%

Reconciliation of Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash provided by (used in) operating activities	$28,131	$(26,779)	$(39,959)	$(99,188)
Cash used in investing activities	(20,418)	(43,435)	(48,094)	(61,545)
Cash (used in) provided by financing activities	(23,784)	(41,579)	54,124	70,360

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash provided by (used in) operating activities	$28,131	$(26,779)	$(39,959)	$(99,188)
Additions to property and equipment	(20,118)	(30,080)	(47,794)	(48,190)
Free Cash Flow	$8,013	$(56,859)	$(87,753)	$(147,378)

Reconciliation of Adjusted Operating Income (Loss) to operating income (loss) in our statement of operations and Adjusted EBITDA to loss from continuing operations in our statement of operations by business segment:

	Three Months Ended June 30, 2024
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$163,644	$5,345	$(62,000)	$106,989
Less:
Equity method income	469	—	—	469
Acquisition-related amortization(2a)	—	—	9,620	9,620
Restructuring and other costs(4)	—	—	15,492	15,492
Acquisition-related costs(5)	—	—	613	613
Litigation costs, net(6)	—	—	1,579	1,579
Indirect tax matters(7)	—	—	6,131	6,131
Stock-based compensation	—	—	12,230	12,230
Operating income (loss)	$163,175	$5,345	$(107,665)	$60,855

Adjusted EBITDA	$180,316	$10,169	$(61,791)	$128,694
Less:
Depreciation and amortization of property and equipment(2b)	13,587	3,331	209	17,127
Amortization of capitalized implementation costs(2c)	3,085	1,493	—	4,578
Acquisition-related amortization(2a)	—	—	9,620	9,620
Restructuring and other costs(4)	—	—	15,492	15,492
Acquisition-related costs(5)	—	—	613	613
Litigation costs, net(6)	—	—	1,579	1,579
Indirect tax matters(7)	—	—	6,131	6,131
Stock-based compensation	—	—	12,230	12,230
Equity method income	469	—	—	469
Operating income (loss)	$163,175	$5,345	$(107,665)	$60,855
Interest expense, net				(129,294)
Other, net(3)				3,251
Equity method income				469
Provision for income taxes				(4,766)
Loss from continuing operations				$(69,485)

	Three Months Ended June 30, 2023
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$116,368	$(2,037)	$(68,236)	$46,095
Less:
Equity method income	459	—	—	459
Acquisition-related amortization(2a)	—	—	9,934	9,934
Restructuring and other costs(4)	—	—	59,372	59,372
Acquisition-related costs(5)	—	—	541	541
Litigation costs, net(6)	—	—	9,234	9,234
Stock-based compensation	—	—	8,738	8,738
Operating income (loss)	$115,909	$(2,037)	$(156,055)	$(42,183)

Adjusted EBITDA	$136,641	$4,307	$(67,899)	$73,049
Less:
Depreciation and amortization of property and equipment(2b)	17,071	4,939	337	22,347
Amortization of capitalized implementation costs(2c)	3,202	1,405	—	4,607
Acquisition-related amortization(2a)	—	—	9,934	9,934
Restructuring and other costs(4)	—	—	59,372	59,372
Acquisition-related costs(5)	—	—	541	541
Litigation costs, net(6)	—	—	9,234	9,234
Stock-based compensation	—	—	8,738	8,738
Equity method income	459	—	—	459
Operating income (loss)	$115,909	$(2,037)	$(156,055)	$(42,183)
Interest expense, net				(106,134)
Other, net(3)				17,225
Gain on extinguishment of debt				12,543
Equity method income				459
Provision for income taxes				(5,909)
Loss from continuing operations				$(123,999)

	Six Months Ended June 30, 2024
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$333,426	$7,818	$(116,486)	$224,758
Less:
Equity method income	1,429	—	—	1,429
Acquisition-related amortization(2a)	—	—	19,242	19,242
Restructuring and other costs(4)	—	—	10,439	10,439
Acquisition-related costs(5)	—	—	863	863
Litigation costs, net(6)	—	—	1,579	1,579
Indirect tax matters(7)	—	—	6,131	6,131
Stock-based compensation	—	—	26,135	26,135
Operating income (loss)	$331,997	$7,818	$(180,875)	$158,940

Adjusted EBITDA	$368,625	$18,442	$(116,067)	$271,000
Less:
Depreciation and amortization of property and equipment(2b)	28,759	7,662	419	36,840
Amortization of capitalized implementation costs(2c)	6,440	2,962	—	9,402
Acquisition-related amortization(2a)	—	—	19,242	19,242
Restructuring and other costs(4)	—	—	10,439	10,439
Acquisition-related costs(5)	—	—	863	863
Litigation costs, net(6)	—	—	1,579	1,579
Indirect tax matters(7)	—	—	6,131	6,131
Stock-based compensation	—	—	26,135	26,135
Equity method income	1,429	—	—	1,429
Operating income (loss)	$331,997	$7,818	$(180,875)	$158,940
Interest expense, net				(254,041)
Other, net(3)				(1,226)
Loss on extinguishment of debt				(37,994)
Equity method income				1,429
Provision for income taxes				(7,698)
Loss from continuing operations				$(140,590)

	Six Months Ended June 30, 2023
	Travel Solutions		Hospitality Solutions	Corporate		Total
Adjusted Operating Income (Loss)	$206,470		$(10,531)	$(122,168)		$73,771
Less:
Equity method income	882		—	—		882
Acquisition-related amortization(2a)	—		—	19,867		19,867
Restructuring and other costs(4)	—		—	59,053		59,053
Acquisition-related costs(5)	—		—	1,388		1,388
Litigation costs, net(6)	—	—	—	9,234	—	9,234
Stock-based compensation	—		—	25,743		25,743
Operating income (loss)	$205,588		$(10,531)	$(237,453)		$(42,396)

Adjusted EBITDA	$251,349		$1,497	$(121,735)		$131,111
Less:
Depreciation and amortization of property and equipment(2b)	33,698		9,245	433		43,376
Amortization of capitalized implementation costs(2c)	11,181		2,783	—		13,964
Acquisition-related amortization(2a)	—		—	19,867		19,867
Restructuring and other costs(4)	—		—	59,053		59,053
Acquisition-related costs(5)	—		—	1,388		1,388
Litigation costs, net(6)	—		—	9,234		9,234
Stock-based compensation	—		—	25,743		25,743
Equity method income	882		—	—		882
Operating income (loss)	$205,588		$(10,531)	$(237,453)		$(42,396)
Interest expense, net						(205,918)
Other, net(3)						19,632
Gain on extinguishment of debt						12,543
Equity method income						882
Provision for income taxes						(8,108)
Loss from continuing operations						$(223,365)

Non-GAAP Footnotes

(1)Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, (iv) Sabre Bulgaria of 40%, and (v) FERMR Holdings Limited (the direct parent of Conferma Limited) of 19%

(2)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)Other, net includes non-operating gains recognized in 2023 and the impacts of fair value adjustments of our GBT investment in all periods presented. In addition, all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(4)Restructuring and other costs in 2024 primarily represents charges and adjustments to charges associated with our cost reduction plan we began implementing in the second quarter of 2023.

(5)Acquisition-related costs represent fees and expenses incurred associated with acquisition and disposition-related activities.

(6)Litigation costs, net represent charges associated with antitrust litigation and other foreign non-income tax contingency matters.

(7)Indirect tax matters represents charges associated with certain digital tax matters, including a charge recorded as a result of newly adopted legislation in Canada.

(8)The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, valuation allowances and other items.